Exhibit 10.5

Form of Director Restricted Stock Unit Award Agreement
under the Banner Corporation 2018 Omnibus Incentive Plan

BANNER CORPORATION
2018 OMNIBUS INCENTIVE PLAN

[FORM OF] RESTRICTED STOCK UNIT AWARD AGREEMENT

RSU No. _______________	Grant Date: _______________

This Award of restricted stock units ("RSUs") is granted by Banner Corporation ("Corporation") to [Name] ("Grantee") in accordance with the terms of this Restricted Stock Unit Award Agreement ("Agreement") and subject to the provisions of the Banner Corporation 2018 Omnibus Incentive Plan, as amended from time to time ("Plan").  The Plan is incorporated herein by reference.  Capitalized terms used but not defined herein have the meanings given to them in the Plan.

1.
RSU Award.  The Corporation makes this Award of [Number] RSUs to Grantee.  These RSUs are subject to forfeiture and to limits on transferability until they vest, as provided in Sections 2, 3, 4 and 5 of this Agreement and in Article VII of the Plan.

2.
Period of Restriction:  The RSUs are subject to a Period of Restriction, during which the Grantee shall not vest in the RSUs, subject to earlier vesting in the event of a termination of Service as provided in Section 4 or a Change in Control as provided in Section 5.  After the Period of Restriction ends with respect to an RSU, such RSU shall be considered vested, except as provided in this Agreement or the Plan. The Period of Restriction ends with respect to the RSUs in accordance with the following schedule:

Date Period of Restriction Ends	With Respect to the Following Number of RSUs

3.
Transferability.  The Grantee may not sell, assign, transfer, pledge or otherwise encumber any RSUs that have not vested, except in the event of the Grantee's death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.  The Committee, in its sole and absolute discretion, may allow the Grantee to transfer all or any portion of this Award of RSUs to the Grantee's Family Members, as provided for in the Plan.

4.
Termination of Service.  If the Grantee terminates Service for any reason other than due to the death or Disability of the Grantee, any RSUs that have not vested as of the date of that termination shall be forfeited to the Corporation.  The RSUs never vest in the event of a Termination for Cause.  If the Grantee's Service terminates on account of the Grantee's death or Disability, the Period of Restriction for all RSUs that have not vested or been forfeited shall end on the date of that termination of Service and the Grantee shall then be vested in the RSUs.

5.
Effect of Change in Control.  If a Change in Control occurs prior to the Vesting Date of an RSU that is outstanding on the date of the Change in Control, and the Grantee experiences an Involuntary Separation from Service during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested RSU shall be accelerated to the date of the Grantee's Involuntary Separation from Service.  Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Corporation's business and/or assets does not either assume the outstanding RSU or replace the outstanding RSU with an award that is determined by the Committee to be at least equivalent in value to such outstanding RSU on the date of the Change in Control, then the Vesting Date of such outstanding RSU shall be accelerated to the earliest date of the Change in Control.

6.
Grantee's Rights.  The Grantee shall be entitled to dividend equivalent payments by the Company with respect to RSUs but only as and when the RSUs to which the dividend equivalents relate are paid out pursuant to Section 7 hereof.  Dividend equivalents on RSUs shall be subject to the same vesting restrictions as the RSUs to which they are attributable.  Dividend equivalents will be held by the Corporation and transferred to the Grantee, without interest, on the same date that vested shares are paid out.  Dividend equivalents on RSUs that are forfeited shall be retained by the Corporation. The Grantee shall have no voting rights as a result of the grant of RSUs. The Company's obligation to issue Shares is an unfunded and unsecured promise of the Corporation, and the rights of the Grantee hereunder are no greater than those of an unsecured general creditor.  No assets of the Corporation will be held or set aside as security for the obligations of the Corporation under this Agreement.

7.
Payout of Shares to Grantee.  The Corporation shall deliver only to the Grantee (or, if applicable, the Grantee's Beneficiary, estate or Family Member) a certificate or evidence of the issuance of Shares in book-entry form, equal to the aggregate number of vested RSUs credited to the Grantee.  Such vested Shares shall be issued at the following time (initial the applicable Option and in the case of Option 3, complete as necessary):

Option 1 (Upon Vesting)
_________
no later than 30 days following the date that the RSUs related to such Shares first vest (and for the avoidance of doubt, such RSUs and Shares shall not subject to Section 409A as an exempt "short-term deferral").

Option 2 (Upon Separation from Service)
_________
no later than 30 days following the date that the Grantee experiences a "Separation From Service", provided  that: (a) if this 30-day period spans more than one year, then the Corporation and not the Grantee shall specify the year of issuance, and (b) if the Grantee is a "Specified Employee" on the date of his Separation from Service, then no issuance shall be made until the six-month anniversary of the date of the Grantee's Separation from Service, except upon the Grantee's earlier death. (Subject to Section 409A).
Option 3 (Upon a Fixed Date(s))
_________	on the 30th day following the following date(s): _________________ _____________ ___________
(Subject to Section 409A.)
The Section 409A Addenda, which is incorporated in this Agreement by this reference, includes the definitions provided above.
The Corporation's obligation to deliver a stock certificate for these Shares, or evidence of the issuance of Shares in book-entry form, can be conditioned upon the receipt of a representation of investment intent from the Grantee (or the Grantee's Beneficiary, estate or Family Member) in such form as the Committee requires.  The Corporation shall not be required to deliver stock certificates for these Shares, or evidence of the issuance of Shares in book-entry form, prior to: (a) the listing of those Shares on the Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.
8.
Adjustments in RSUs.  In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of RSUs or class of securities of the Corporation covered by this Agreement.  Any additional RSUs or other securities received by the Grantee as a result of any such adjustment shall be subject to all restrictions and requirements applicable to RSUs that have not vested.  The Grantee agrees to execute any documents required by the Committee in connection with an adjustment under this Section 8.

9.
Tax Withholding.  The Corporation shall retain or sell without notice, a sufficient number of those Shares to cover the minimum amount required to be withheld upon the vesting or payout of RSUs or Shares.  The Corporation shall have the right to deduct from all dividend equivalents paid with respect to the RSUs the amount of any taxes that the Corporation is required to withhold with respect to such dividend equivalents.

10.
Plan and Committee Decisions are Controlling.  This Agreement, the award of RSUs and issuance of Shares upon the payout of the RSUs to the Grantee are subject in all respects to the provisions of the Plan, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement, the award of RSUs or the issuance of Shares upon the payout of the RSUs shall be binding and conclusive upon the Grantee, any Beneficiary of the Grantee or the legal representative thereof.   The Grantee acknowledges and agrees that this Award and

receipt of any Shares hereunder by any person is subject to (a) Plan Section 12.10, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Corporation may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

11.
Grantee's Employment.  Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service or employment as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services or employment of the Grantee.

12.
Amendment.  The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Grantee without the Grantee's written consent.  To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion but with the permission of the Grantee, to accelerate the vesting of the RSUs or remove any other restrictions imposed on the Grantee with respect to the RSUs, whenever the Committee may determine that such action is appropriate.  Notwithstanding the preceding sentence, if this Award is subject to (and not exempt from) Section 409A, then such accelerated vesting shall not accelerate when Shares would be issued hereunder, except as may be permitted by Section 409A and the terms of the Plan and this Agreement.

13.
Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Corporation.

14.
Section 409A.  The RSUs are intended to comply with Section 409A of the Code.  Notwithstanding anything herein to the contrary, this Award shall be interpreted, operated and administered in a manner consistent with this intention.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANNER CORPORATION

By ________________________________
Its  ________________________________

ACCEPTED BY GRANTEE
___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)
___________________________________
(City, State & Zip Code)

Beneficiary Designation:

The Grantee designates the following Beneficiary to receive the RSUs upon the Grantee's death:
_________________________________________________________________________

Code Section 409A Addenda

Award Agreements that constitute "deferred compensation" rather than a "short-term deferral" that is exempt from Code Section 409A ( i.e., Option 2 or Option 3 as described in Section 7 of the Award Agreement) are subject to Code Section 409A.    In that case, and without limiting the application of Section 409A generally, the following provisions shall apply:

1.            "Separation from Service" means:

(a)            Employee. Any absence from service that completely ends the employment of an individual with the Employer shall be deemed to be a Separation from Service. The determination of whether an Employee has a Separation from Service shall be determined pursuant to Code Section 409A and Treasury Regulation Section 1.409A-1(h).

(b)            Directors.  A Director shall be considered to have a Separation from Service on the date the Director completely ceases to provide director services to the Corporation and all Affiliates.

(c)            Dual Status.                          If a Grantee is an Employee and also is (or becomes) a Director, then the "dual status" provisions of Treasury Regulations Section 1.409A-1(h)(5) shall apply for purposes of determining when a Separation from Service has occurred.

2.            "Specified Employee" means a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of a corporation any stock of which is publicly traded on an established securities market or otherwise.  For purposes of determining when an Employee is considered to be a Specified Employee, if the Employee is a key employee (as defined above) on a December 31, then the Employee shall be treated as a Specified Employee during the 12-month period beginning on the April 1 next following that December 31 date. Whether any stock of the corporation is publicly traded on an established securities market or otherwise shall be determined as of the date of the employee's Separation from Service.